SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 1, 2004

Date of Report (date of earliest event reported)

Landacorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29377	94-3346710

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4151 Ashford Dunwoody Road, Suite 505
Atlanta Georgia 30319

(Address of principal executive offices)

(404) 531-9956

(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On March 1, 2004, Landacorp, Inc. signed a definitive agreement to merge a wholly owned subsidiary of SHPS Holdings, Inc. with Landacorp. Landacorp stockholders will receive $3.09 per share in cash for their shares, and Landacorp will become a wholly owned subsidiary of SHPS Holdings, Inc. and its affiliates. The transaction is valued at approximately $56 million. The acquisition is expected to close in the second quarter of calendar year 2004 and is subject to customary closing conditions, including approval by the stockholders of Landacorp and regulatory approvals.

     Attached and incorporated herein by reference in their entirety as Exhibits 2.1 and 99.1 are copies of, respectively, the agreement and plan of merger and the press release announcing the merger.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of March 1, 2004, by and among SHPS Holdings, Inc., SONIC Acquisition Corp. and Landacorp, Inc.
99.1	Press Release of Landacorp, Inc. issued March 1, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LANDACORP, INC.

Date: March 3, 2004	By:	/S/ MARK RAPOPORT Mark Rapoport Chief Operating Officer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of March 1, 2004, by and among SHPS Holdings, Inc., SONIC Acquisition Corp. and Landacorp, Inc.
99.1	Press Release of Landacorp, Inc. issued March 1, 2004.